CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of Fit For Business International (the "Company") on Form 10-KSB for the year ending June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sandra Wendt, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. Such Annual Report on Form 10-KSB for the year ending June 30, 2007, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such Yearly Report on Form 10-KSB for the year ending June 30, 2007, fairly presents, in all material respects, the financial condition and results of operations of Fit For Business International.

Dated: October 15, 2007

FIT FOR BUSINESS INTERNATIONAL

By: /s/ Sandra Wendt
-----------------------
Sandra Wendt
Chief Financial Officer